                                                                 EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Olympic Financial Ltd. pertaining to the options to purchase Common Stock of Olympic Financial Ltd. issued to Warren Kantor, of our report dated January 19, 1996, with respect to the consolidated financial statements, as amended, of Olympic Financial Ltd. included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 29, 1996